EXHIBIT 10.1

THIS MORTGAGE CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, AND ALSO CONSTITUTES A FINANCING STATEMENT UNDER THE UNIFORM COMMERCIAL CODE.

THIS AMENDED AND RESTATED MORTGAGE SECURES ADDITIONAL INDEBTEDNESS IN THE AMOUNT OF $3,151,995.15.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, ENFORCEMENT OF THIS MORTGAGE IS LIMITED TO A DEBT AMOUNT OF $4,200,000.00 UNDER CHAPTER 287 OF THE MINNESOTA STATUTES.

AMENDED AND RESTATED

REAL ESTATE MORTGAGE,SECURITY AGREEMENT

AND FINANCING STATEMENT

THIS AMENDED AND RESTATED REAL ESTATE MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT (this “Mortgage”) is made as of May 8, 2013, by WSI Industries, Inc., a Minnesota corporation (“Grantor”) in favor of BMO Harris Bank N.A., successor by merger to M&I Marshall & Ilsley Bank, a Wisconsin state banking corporation, and to Excel Bank Minnesota, a Minnesota banking corporation (“Lender”).

RECITALS

WHEREAS, to secure a promissory note made by Mortgagor in favor of Excel Bank Minnesota ("Excel"), dated May 3, 2004, in the original principal amount of $1,360,000.00 (the "Original Note"), Mortgagor made and delivered to Excel a Mortgage and Security Agreement and Fixture Financing Statement in the original principal amount of $1,360,000.00 dated as of May 3, 2004, recorded May 13, 2004 in the office of the County Recorder of Wright County, Minnesota as Document No. A-908906 (the "Original Mortgage").  The Original Mortgage encumbers the real property legally described on the attached Exhibit A (the "Premises"); and

WHEREAS, in connection with the recording of the Original Mortgage, mortgage registration tax in the amount of $3,128.00 was paid to the Wright County Treasurer on May 13, 2004, as evidenced by receipt number 750513; and

WHEREAS, the unpaid principal balance of the Original Note as of the date hereof is $1,048,004.85; and

WHEREAS, effective on or about August 1, 2007, Excel was acquired by M&I Marshall & Ilsley Bank by merger, a certified copy of which Certificate of Merger was recorded in the office of the County Recorder of Wright County, Minnesota on __________________, 2013, as Document No _________________; and

WHEREAS, effective on or about July 5, 2011, M&I Marshall & Ilsley Bank was acquired by Lender by merger, a certified copy of which Certificate of Merger was recorded in the office of the County Recorder of Wright County, Minnesota on December 20, 2011, as Document No A-1190661; and

WHEREAS, effective as of the date hereof, Mortgagee has agreed to advance additional funds to Mortgagee in the amount of $3,151,995.15, for a total new principal amount of $4,200,000.00 (the "Loan"), and to evidence the Loan Mortgagor has executed an Amended and Restated Note of even date herewith in the new original principal amount of $4,200,000.00 (the "Note"), which Note is to be secured by this Mortgage,); and

WHEREAS, to secure the Note, Mortgagor and Mortgagee by this Amended and Restated Mortgage desire to amend and restate in its entirety the Original Mortgage; and

WHEREAS, this Amended and Restated Mortgage secures additional indebtedness in the amount of $3,151,995.15 and the total principal amount secured by this Amended and Restated Mortgage is now $4,200,000.00.

NOW, THEREFORE, Mortgagor and Mortgagee do hereby amend, and restate in its entirety the Original Mortgage (as defined above), as follows:

WITNESSETH:

Grantor has entered into a Loan Agreement (the “Loan Agreement”) with Lender as of the date first written above pursuant to which Lender has made a loan (the “Loan”) to Grantor evidenced by a $4,200,000.00 Amended and Restated Promissory Note (together with all modifications, extensions and renewals, the “Note”) payable to the order of Lender, all on the terms and conditions as are set forth in the Note.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Note or Loan Agreement, as applicable.

This is not homestead property.

NOW, THEREFORE, Grantor, to secure the payment of the Note in accordance with its terms and all increases, additions, extensions, modifications and renewals thereof, and all other sums which may become due from Grantor to Lender by virtue of the Loan Agreement, this Mortgage, the Note, the other security documents, and all other documents executed in connection with this transaction (collectively such documents are hereinafter referred to as the “Loan Documents”), including but not limited to any and all principal, interest (including but not limited to any sums of money held by Lender in an interest reserve established pursuant to the Loan Agreement), late charges, loan commissions, service charges, liquidated damages, expenses, advances due or incurred by Lender in connection with the Loan (regardless of whether any Loan proceeds have been disbursed) and all other obligations, liabilities and indebtedness of Borrower or Grantor to Lender (collectively, the “Indebtedness”), and to secure the performance of all covenants and agreements herein contained and in the Loan Documents by Borrower or Grantor to be performed, and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid by Lender and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, does hereby grant, bargain, sell, release and convey and assign to Lender, with power of sale, all right, title and interest which Grantor now has or may hereafter acquire in and to that tract or parcel of land (“Real Property”) legally described on Exhibit A attached hereto and incorporated herein by reference, together with all rights, interests and properties described as follows and all rights of estates, powers and privileges appurtenant thereto (all of which are collectively referred to herein as the “Property”):

I.           All right, title and interest of Grantor, including any after-acquired title or reversion, now or at any time hereafter existing, in and to all highways, roads, ways, streets, avenues, alleys and other public thoroughfares, bordering on or adjacent to the Real Property or any part thereof, together with all right, title and interest of Grantor to the land lying within such highways, roads, ways, streets, avenues, alleys and other public thoroughfares, whether heretofore or hereafter vacated, and all strips and gores adjoining or within the Real Property or any part thereof;

II.           All and singular the tenements, hereditaments, licenses, permits, consents, easements, appurtenances, passages, waters, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant), water courses, riparian rights, air rights, oil, gas, minerals, coal or other substances underlying or relating to the Real Property, all timber to be cut, all as-extracted collateral (as defined in the Minnesota Uniform Commercial Code), other rights and privileges thereof or in any way now or at any time hereafter belonging to or in any way appertaining to the Real Property or any part thereof or to any property or right now or at any time hereafter comprising a part of the property and rights subject to this Mortgage; and all right, title and interest of Grantor, whether now or at any time hereafter existing, in all reversions and remainders to the Real Property and such other property or right;

III.           All present and future oral and written leases, licenses and agreements for the use or occupancy of the whole or any part of the Property, including all amendments of, supplements to, and renewals and extensions thereof at any time made (all such leases, agreements, amendments, supplements, renewals and extensions being hereinafter referred to collectively as the “Leases”) together with all rents, earnings, income, issues, profits, royalties, revenues, insurance proceeds (including, but not limited to, any policy of insurance covering loss of income or rents for any cause) whether pursuant to any of the Leases or otherwise, and all other monetary benefits now existing or hereafter arising, derived or accrued from or belonging to the Property or such Leases, including any and all payments in lieu of rent, condemnation proceeds, damages, security deposits, rebates or refunds of impact fees, water or sewer connection fees, utility costs, taxes, assessments or other charges and all other sums due or to become due under and pursuant thereto (collectively, the “Rents”);

IV.           All buildings and improvements (“Improvements”) of every kind and description now or hereafter located, erected or placed on the Real Property, or any part thereof, including, but not limited to, all structures, railroad spur tracks and sidings, plants, works and all materials intended for construction, and repairs of such Improvements now or hereafter erected thereon, all of which materials shall be deemed to be subject to this Mortgage immediately upon the delivery thereof to the Real Property, and all fixtures now or hereafter owned by Grantor, and attached to or contained in and used in connection with the Real Property, whether or not the same are or shall be attached to any building or buildings in any manner and, without any further act, all extensions, additions, betterments, substitutions and replacements to the foregoing, together with all plans and specifications for the Improvements;

V.           All fixtures, furniture, furnishings, appliances, equipment, machinery and other personal property of every kind and description in which Grantor now has or at any time hereafter acquires an interest (“Personal Property”), whether now or at any time hereafter installed or located in, on or about or used in connection with the Real Property or any part thereof, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, including but not limited to all pumps, pipes, islands, underground storage tanks, computers which operate fueling systems, general intangibles, accounts, contract rights, electrification equipment and power lines, whether owned individually or jointly with others, all water supply, heating, lighting, cooling, refrigerating, humidifying, dehumidifying, plumbing, sprinkler protection, fire extinguishing, incinerating, waste removal, cleaning, air-conditioning, ventilating, communicating, water-heating, television antenna and electrical systems, and the machinery, appliances, fixtures and equipment pertaining thereto, all switchboards, engines, motors, tanks, pumps, conduits, ducts, compressors, elevators, escalators, shades, awnings, venetian blinds, screens, screen doors, storm doors and windows, stoves, ranges, dishwashers, waste disposal units, curtain rods and fixtures, washing machines, clothes dryers, floor coverings, partitions, condensing units, range hoods, fans, lawn equipment, speakers, electrical wiring, pipe, signs, all built-in equipment, whether any of the foregoing are single units or centrally controlled, and all renewals, replacements and substitutions thereof and additions thereto, it being understood that all of the fixtures, furnishings, appliances, equipment, machinery and other Personal Property hereinabove described shall be subject to the lien of this Mortgage as if covered and conveyed hereby by specific and apt descriptions;

VI.           All awards and other compensation, whether heretofore, now or hereafter made, to the Grantor, its respective successors and assigns, for any taking by eminent domain, either permanent or temporary, of all or any part of the Real Property or any part thereof and all the properties and rights described in subsections I through V above or any part thereof or any easement or appurtenance thereof, including any awards for any changes of grade of streets, which said awards and compensation are hereby assigned to Lender; and

VII.           All monies or other funds or sums at any time on deposit with Lender pursuant to the terms hereof or required by the terms of the Loan Agreement to be on deposit with Lender; and all contract rights, general intangibles, actions and rights of action, including without limitation intellectual property (including but not limited to trademarks, trade names, domain names, logos, goodwill, software, computer programs, marketing literature, and materials and symbols) related to the Real Property or the Improvements or the operation thereof; deposits for the benefit of Borrower (including but not limited to deposits with respect to utility services, and any deposits or reserves hereunder or under any other Loan Documents for taxes, insurance or otherwise); permits, licenses, franchises, certificates, development rights, commitments and rights for utilities and other rights and privileges obtained in connection with the Real Property or the Improvements; engineering, accounting, title, legal, and other technical or business data concerning the Real Property and Improvements or the operation thereof which are in the possession of Borrower or in which Borrower can otherwise grant a security interest; all unearned insurance premiums arising from or relating to the Real Property or any part thereof or the properties and rights described above in subsections I through VI or any part thereof; and all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property or any part thereof or the properties and rights described above in subsections I through VI or any part thereof.

Any reference herein to the “Property” shall be deemed to apply to the Real Property and all the properties and rights expressed in the foregoing seven (7) paragraphs, unless the context shall require otherwise.  It is understood that the Real Property and all the properties and rights hereby granted, bargained, sold, mortgaged, conveyed and warranted are intended to be one unit and are hereby understood, agreed and declared to form a part and parcel of the Property and to be appropriated to the use of the Property, and shall for the purpose of this Mortgage, so far as permitted by law, be deemed to be real estate and covered by the lien of this Mortgage, and as to the balance of the properties and rights as aforesaid, this Mortgage is also deemed to be a Security Agreement for the purpose of creating a security interest in said properties and rights, which security interest Grantor hereby grants Lender as security for the payment of the Note and all other sums secured hereby.

In addition to the Note, this Mortgage secures all obligations, debts and liabilities, plus interest thereon, of Grantor to Lender, or any one or more of them, as well as all claims by Lender against Grantor or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statutes of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable.

In addition to the Note, this Mortgage also secures all future advances made by Lender to Grantor whether or not the advances are made pursuant to a commitment.  Specifically, without limitation, this Mortgage secures, in addition to the amounts specified in the Note, all future amounts Lender in its discretion may loan to Grantor, together with all interest thereon.

The obligations and Indebtedness secured hereby shall also include, without limitation, all obligations, indebtedness and liabilities of Borrower or Grantor to Lender arising pursuant to or in connection with any swap, collar, cap, future, forward or derivative transaction, including any involving, or settled by reference to, one or more interest rates, currencies, commodities, equity or debt instruments, any economic, financial or pricing index or basis, or any similar transaction, including any option with respect to any of these transactions and any combination of these transactions.

TO HAVE AND TO HOLD the Property unto the Lender and its successors and assigns forever.

AND GRANTOR COVENANTS, REPRESENTS AND WARRANTS that:  (a) Grantor holds good and marketable title of record to the Property in fee simple, free and clear of all liens and encumbrances other than those set forth in Exhibit B attached hereto and incorporated by reference; and (b) Grantor has the full right, power, and authority, acting alone, to execute and deliver this Mortgage to Lender.  Subject to the exception in the preceding sentence, Grantor warrants and will forever defend the title to the Property against the lawful claims of all persons.  In the event any action or proceeding is commenced that questions Grantor’s title or the interest of Lender under this Mortgage, Grantor shall defend the action at Grantor’s expense.  Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Lender’s own choice.  Grantor will deliver, or cause to be delivered, to Lender such instruments as Lender may request from time to time to permit such participation.  Grantor covenants that Lender is subrogated to the lien of any mortgage or any other lien which is discharged, whether in whole or in part, by  the proceeds of the Note.  Grantor further warrants that the Property and Grantor’s use of the Property comply with all existing applicable laws, ordinances, and regulations of all governmental authorities having jurisdiction over the Property and Grantor.

PROVIDED, HOWEVER, that if the principal, interest and all other sums provided in the Note are paid and all other sums hereinafter provided for or secured hereby are paid, and if the Grantor properly performs all of the covenants herein contained, and Lender has no further obligation to make any advance of any Indebtedness to or on behalf of Grantor, then this Mortgage shall be released, at the cost of the Grantor, otherwise this Mortgage will remain in full force and effect.

IT IS FURTHER UNDERSTOOD AND AGREED THAT:

1.           Payment and Performance.  This Mortgage, including the assignment of Rents and the security interest in the Rents and Personal Property, is given to secure: (a) payment of the Indebtedness; and (b) performance of any and all obligations under the Note, the Loan Documents, and this Mortgage.  Except as otherwise provided in this Mortgage, Grantor shall pay to Lender all amounts secured by this Mortgage as they become due and shall strictly perform all of Grantor’s obligations under this Mortgage.

2.           Payment of Taxes.  Grantor shall pay when due (and in all events prior to delinquency) all taxes, ad valorem and non ad valorem real property taxes, payroll taxes, sales and use taxes, personal property taxes, special taxes, assessments, water charges, sewer service charges levied against or on account of the Property or this Mortgage (collectively, “Taxes”), and shall pay when due all claims for work done on or for services rendered or material furnished to the Property.  Grantor shall maintain the Property free of any liens having priority over or equal to the interest of Lender under this Mortgage, except for those liens specifically agreed to in writing by Lender.

Grantor shall upon demand furnish to Lender satisfactory evidence of payment of the Taxes and shall authorize the appropriate governmental official to deliver to Lender at any time a written statement of the Taxes against the Property.

Grantor shall notify Lender at least fifteen (15) days before any work (other than minor alterations for which Lender’s consent is not required hereunder) is commenced, any services are furnished, or any materials are supplied to the Property, if any construction or mechanic’s lien, materialmen’s lien, or other lien could be asserted on account of the work, services, or materials.  Grantor will upon request of Lender deposit with Lender such amounts as deemed necessary by Lender to sufficiently complete the work in a good and workmanlike and lien free manner, which amounts will be disbursed by Lender in accordance with an escrow agreement or disbursing agreement to be entered into by Lender and Grantor prior to the commencement of such work.

3.           Escrows and Reserves.  Upon request of Lender and upon and after the occurrence of an Event of Default, Grantor will without further demand deposit with Lender, in addition to the required installments of principal and/or interest due under the terms of the Note, monthly until the Note is paid in full a sum equal to all Taxes next due on the Property (all as estimated by the Lender), divided by the number of months to elapse before one month prior to the date when such Taxes will become delinquent.  Such deposits and escrow or reserve accounts: (1) shall accrue interest at Lender’s regular savings rates; (2) shall be used, subject to the provisions of this Section, for the payment of Taxes on the Property next due and payable when they become due; and (3) shall not be commingled with other funds of Lender and Lender shall establish a separate account for such deposits and escrow or reserve accounts.  All such deposits and escrow and reserve accounts shall be applied by the Lender, provided no Event of Default has occurred and is continuing, to the payment of Taxes due on the Property.  Payments shall be made in the fiscal year designated by Grantor, provided sufficient funds are available and such Taxes are not delinquent.  If the sums so deposited are insufficient to pay any such amounts for any period when the same shall become due and payable, the Grantor shall on demand deposit such additional funds as may be necessary to pay such amounts in full.  If the sums so deposited exceed the amount required to pay such amounts for any year, the excess shall be credited to a subsequent deposit or deposits required hereunder.

Lender may, at its option, without being required to do so, apply: (i) any monies at the time on deposit or in escrow or reserve accounts first pursuant to the foregoing provisions of this Section; and (ii) any deposits or escrow or reserve funds and any payments by Grantor, on any of Grantor’s obligations herein contained or obligations under the Note or Loan Agreement, in such order and manner as the Lender may elect.  When the Indebtedness secured hereby has been fully paid, any remaining deposits or escrow or reserve funds shall be paid to Grantor or to the then owner or owners of the Property.  Such deposits and escrow and reserve accounts are hereby pledged as additional security for the Indebtedness hereunder and shall be irrevocably applied by the Lender for the purposes for which made hereunder and shall not be subject to the direction or control of the Grantor; provided, however, that the Lender shall not be liable for any failure to apply to the payment of such amounts unless Grantor, provided no Event of Default has occurred and is continuing, shall have requested the Lender in writing to make application of such funds to the payment of the particular amounts for payment of which they were deposited, escrowed or reserved, accompanied by the bills for the same.  Lender shall not be liable for any act or omission taken in good faith or pursuant to the instruction of any party, and shall be liable only for its gross negligence or willful misconduct.

Lender shall have the right to make any such payment for Taxes or other amounts for which funds are held in escrow or reserve hereunder unless any such amount is then being contested by Grantor in accordance with this Mortgage, in which event, as the case may be, Lender shall make such payment under protest in the manner prescribed by law or shall withhold such payment, provided, however, that the provisions of this Mortgage must be complied with by Grantor, as the case may be.  In the event such contest shall or might result in interest penalty or other charges, Grantor shall likewise deposit monthly pro-rata the amount of any such interest, penalty or additional charge.

4.           Effect of New Taxation or Changes in Law Regarding Taxation.  If, by the laws of the United States of America, or of any state having jurisdiction over Grantor or the Property, any Tax or governmental charge of any character whatever is due or becomes due on account of this Mortgage or the Indebtedness secured hereby, except for income or franchise taxes of Lender, Grantor covenants and agrees to pay any such Tax or governmental charge of any character whatever in the manner required by any such law when the same shall become due.  Grantor further covenants to hold harmless and agrees to indemnify the Lender, its successors or assigns, against any liability incurred by reason of the imposition of any such Tax or government charge on account of this Mortgage or the Indebtedness secured hereby.  In the event of the enactment after this date of any law of the State in which the Property is located deducting from the value of land for the purpose of taxation any lien thereon, or imposing upon the Lender the payment of the whole or any part of the Taxes, charges or liens herein required to be paid by Grantor, or changing in any way the laws relating to the taxation of mortgages or debts secured by mortgages or the Lender’s interest in the Property, or the manner of collecting Taxes, so as to affect this Mortgage or the debt secured hereby or the holder thereof, then, and in any such event, the Grantor, upon demand by the Lender, shall pay such Taxes or liens or reimburse the Lender therefor; provided, however, that if in the opinion of counsel for the Lender: (a) it might be unlawful to require Grantor to make such payment; or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then the Lender may elect, by notice in writing given to the Grantor, to declare all of the Indebtedness secured hereby to be and become due and payable thirty (30) days from the giving of such notice.

5.             Environmental Warranties and Indemnification.

5.1.         The following terms shall have the meanings hereafter ascribed to them:

5.1.1           “Environmental Laws” means all federal, state and local laws including statutes, regulations, ordinances and other governmental restrictions and requirements and common law relating to the presence, discharge or remediation of air pollutants, water pollutants or process wastewater or otherwise relating to the protection of human health, the environment, toxic or hazardous substances, pesticides, herbicides, fertilizer, mold, asbestos or radon, including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency now or at any time hereafter in effect.

5.1.2           “Hazardous Materials” shall mean any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants” under the Environmental Laws including, but not limited to, air pollutants, water pollutants, wastewater, pesticides, herbicides, fertilizer, mold, asbestos, radon or other health or environment threatening substances; provided, however, that “Hazardous Materials” shall not include commercially reasonable amounts of cleaning products used in the ordinary course of operation of the Property which are used and stored in accordance with all applicable Environmental Laws.

5.2          In order to induce Lender to make the Loan, Grantor represents and warrants to Lender the following:

5.2.1              To the best of Grantor’s knowledge after due inquiry, the Property is and has been operated and maintained in compliance with all applicable Environmental Laws.

5.2.2              Grantor has conducted or caused to be conducted appropriate inquiry into the current and previous uses of the Property in a manner consistent with good commercial or customary practice for purposes of meeting the standard for minimizing liability under CERCLA and other applicable Environmental Laws. Grantor has disclosed to Lender and provided Lender with true, correct and complete copies of the results of any and all reports, tests, studies and investigations commissioned by or on behalf of Grantor or otherwise within Grantor’s possession or control and relating to Hazardous Materials and the Property.

5.2.3              Grantor is not a party to any litigation or administrative proceeding and has not received written notice of any claim and, so far as is known by Grantor, there is no claim, litigation or administrative proceeding threatened against Grantor relating to the Property, which in either case asserts or alleges: (i) Grantor violated any Environmental Laws; (ii) Grantor is required to clean up or take remedial or other response action due to the disposal, discharge or other release of any Hazardous Materials, (iii) the Property is in violation of any Environmental Laws; or (iv) Grantor or any other person is required to contribute to the cost of any past, present or future cleanup or remedial or other response action which arises out of or is related to the disposal, discharge or other release of any Hazardous Materials.

5.2.4              With respect to the period during which Grantor owns or occupies the Property and, to the Grantor’s knowledge with respect to the time before Grantor owned or occupied the Property, no person or entity has caused or permitted materials to be generated, stored, treated, recycled or disposed of on, under or at the Property which materials, if known to be present, would require cleanup, removal or some other remedial action under Environmental Laws.

5.2.5              To Grantor’s knowledge, there are no conditions existing currently or that are likely to exist during the term of the Loan which would subject Grantor to damages, penalties, fines, injunctive relief or cleanup or other costs or expenses under any Environmental Laws or which would require cleanup, remedial action or other response pursuant to Environmental Laws.

5.2.6              Grantor is not subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws and to Grantor’s knowledge, has not been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any Environmental Laws.

5.2.7              Grantor has timely obtained and is in compliance with all permits, licenses and approvals required under all Environmental Laws; all such permits, licenses, and approvals are in full force and effect and any fees and/or conditions for such permits, licenses and approvals have been paid and/or complied with.

5.2.8              To Grantor’s knowledge, no pesticides, herbicides, fertilizers or other materials have been used on, applied to or disposed of on the Property in violation of any Environmental Laws.

5.2.9              The use of the Property for its intended purpose will not result in a violation of any Environmental Laws.

5.3           While any part of the principal of or interest on the Loan remains unpaid, Grantor shall and shall cause all tenants of the Property:

5.3.1              Timely comply with all applicable Environmental Laws and all permits, licenses and approvals required under any Environmental Laws with respect to the Property; provided, however, that such compliance shall not be required so long as Grantor shall: (a) cause the validity or applicability thereof to be contested in good faith and with due diligence at no expense to Lender, by appropriate legal proceedings which shall have the effect of preventing the immediate enforcement of the same against Grantor, tenants of the Property, or the Property; and (b) pending the outcome of such legal proceedings, cause Lender to receive such reasonable security as may be requested by Lender to ensure compliance with all Environmental Laws and all potential interest and maximum penalties.

5.3.2              Provide Lender, immediately upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree or other document from any source asserting or alleging violation of any Environmental Law applicable to the Property by Grantor or any other person, or asserting or alleging a circumstance or condition which may require a financial contribution by Grantor or any tenant, lessee, licensee or occupant of the Property or a cleanup, remedial action or other response by or on the part of Grantor under Environmental Laws.

5.3.3              Advise Lender in writing as soon as Grantor becomes aware of any condition or circumstance which makes any of the representations or warranties contained herein incomplete or inaccurate.

5.3.4              Include in all Leases or other agreements for the use of all or any part of the Property a covenant from the tenant, lessee, licensee or occupant of the Property: (a) to not violate any Environmental Laws or permit the storage, disposal or discharge of any Hazardous Materials on the premises; and (b) to indemnify and hold the lessor and Lender harmless for, from and against all losses, costs, expenses (including reasonable attorneys’ fees) or damages of any kind arising from a breach of such covenant.

5.3.5              Promptly undertake and diligently pursue to completion any legally required remedial containment or cleanup action in the event of any release or discharge or threatened release or discharge of any Hazardous Materials on, upon, into or from the Property.

5.3.6              At all times, to maintain and retain complete and accurate records of all releases, discharges or other use, handling, storage, disposal or transport of any Hazardous Materials on, onto, into or from the Property, including without limitation, records of the quantity and type of any such substance disposed of on or off of the Property, as required by Environmental Laws, and to allow Lender and its representatives to examine and copy all such books and records.

5.3.7              Upon request of Lender and upon and upon and after the occurrence of an Event of Default, allow Lender and its representatives to enter the Property and perform an environmental assessment (including inspection and sampling) as Lender, in the exercise of its reasonable discretion and upon reasonable advance notice to Grantor, deems necessary to assess the condition of the Property and compliance with the provisions of this Mortgage.  Grantor shall promptly reimburse Lender for its out-of-pocket expenses, including, e.g. consultant fees and expenses, incurred in connection with the performance of the environmental assessment.

5.3.8              If Grantor or any other person on behalf of or at the direction of Grantor undertakes any investigation or corrective action with respect to the Property including, without limitation, any response, removal, or other remedial action pursuant to any requirement of any Environmental Laws, Grantor shall obtain and deliver to Lender a written report, in form and substance acceptable to Lender, from a consultant acceptable to Lender, certifying that all required action has been properly taken and that, upon completion of said action, the Property is in compliance with all Environmental Laws.

5.4           Grantor hereby agrees to indemnify, defend and hold harmless Lender and each of its officers, directors, employees, agents, consultants, attorneys, invitees, contractors and their respective successors and assigns (individually, an “Indemnified Party”, and collectively, the “Indemnified Parties”) for, from and against any and all losses, liabilities, damages, fines, penalties, costs and expenses of every kind and character, including reasonable attorneys’ fees and court costs, incurred and expended by an Indemnified Party, and occasioned by or associated with any claims, demands, causes of action, suits and/or enforcement actions including, without limitation, any administrative or judicial proceedings and any remedial, removal or response actions ever asserted, threatened, instituted or requested by any person whatsoever arising out of or related to: (a) the breach of any representation, warranty or covenant of Grantor set forth in this Section; or (b) the failure of Grantor or any tenant, lessee, licensee or occupant of the Property or any employee, agent, consultant or contractor that provides services to or at the Property to perform any material covenant or obligation hereunder; or (c) the ownership, construction, occupancy, operation or use of the Property; unless caused by the bad faith or gross negligence of the Indemnified Party.  The foregoing representations, warranties, covenants and agreements of this Section 5 shall be continuing covenants, representations and warranties for the benefit of the Indemnified Parties including, but not limited to, any purchaser at a foreclosure sale or trustee’s sale under this Mortgage, or any transferee of the interest of Lender.  The provisions of this Section 5 shall be in addition to and not in limitation of the provisions of the remainder of this Mortgage, the Guaranty or the other Loan Documents, and any other obligations and liabilities which Grantor or Guarantor may have to Lender under applicable statutes or at common law and shall survive the satisfaction or release of this Mortgage, any foreclosure of this Mortgage, any acquisition of title to the Property by Lender or any party claiming by, through or under Lender by deed in lieu of foreclosure or otherwise, the term of the Mortgage and the Loan Documents, and the payment of the Note in full, and shall continue thereafter in full force and effect.

6.           Grantor’s Covenants.  The Grantor will not do or permit to be done to, in, upon or about any portion of the Property, anything that may in any manner impair the value thereof, or weaken, diminish or impair the security of this Mortgage.  In furtherance of the foregoing:

6.1           Until the occurrence of an Event of Default, Grantor may: (a) remain in possession and control of the Property; (b) use, operate or manage the Property; and (c) collect the Rents from the Property.

6.2           Grantor shall maintain the Property in tenantable condition and promptly perform all repairs, replacements, and maintenance necessary to preserve its value.

6.3           Grantor shall not cause, conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Property or any portion of the Property.  Without limiting the generality of the foregoing, Grantor will not remove, or grant to any other party the right to remove, any timber, minerals (including oil and gas), coal, clay, scoria, soil, gravel or rock products without Lender’s prior written consent.

6.4           Grantor shall not demolish or remove any Improvements from the Real Property without Lender’s prior written consent.  As a condition to the removal of any Improvements, Lender may require Grantor to make arrangements satisfactory to Lender to replace such Improvements with Improvements of at least equal value.

6.5           Grantor shall permit Lender to enter the Real Property at any time upon reasonable advance notice (except in the event of an emergency in which case no notice shall be required), during normal business hours (except in the event of an emergency in which case Lender may enter at any time), and in a manner that does not unreasonably interrupt Grantor’s use and enjoyment of the Real Property for the purpose of inspecting Grantor’s compliance with the terms and provisions of this Mortgage.

6.6           Grantor shall promptly comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property, including without limitation, the Americans With Disabilities Act.  Grantor may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Grantor has notified Lender in writing prior to doing so and so long as, in Lender’s sole opinion, Lender’s interest in the Property are not jeopardized.  Lender may require Grantor to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

6.7           Grantor shall not to abandon or leave unattended the Property.  Grantor shall do all other acts, in addition to those acts set forth above in this Section, which from the character and use of the Property are reasonably necessary to protect and preserve the Property.

6.8           Grantor shall promptly repair, restore or rebuild any buildings or other Improvements now or hereafter on the Property which may become damaged or be destroyed by any cause whatsoever (excluding minor inconsequential damage costing less than Ten Thousand Dollars ($10,000.00) to repair which does not materially impair the value or utility of the Improvements), so that upon completion of the repair, restoration and rebuilding of said buildings and Improvements there will not be any liens of any nature arising out of said repair, restoration and rebuilding, and the Property will have a commercial value at least as great as the commercial value of the Property prior to such damage or destruction.

6.9           Grantor shall not directly or indirectly, without Lender’s prior written consent, create, incur, permit to exist or assume any mortgage, pledge or other lien or claim for lien or encumbrance upon the Property or any part thereto other than: (a) the lien and security interest of Lender as created by this Mortgage and any other documents evidencing, securing or referring to the Note; and (b) the permitted liens, charges or encumbrances set forth in Exhibit B attached hereto (the “Permitted Encumbrances”).  In the event of the creation, incurrence or existence of any such lien, claim for lien or encumbrance, Grantor shall cause the same to be satisfied or removed, or shall bond over the same to Lender’s satisfaction within ninety (90) days of the creation, incurrence or attachment thereof to the Property.

6.10           Except as provided in the Loan Agreement, Grantor shall not make any alterations to any part of the Property without the prior written consent of Lender

6.11           Grantor shall promptly notify Lender in writing of: (a) any loss or damage to any part of the Property that exceeds Fifty Thousand Dollars ($50,000.00) in any single instance; (b) any material change, whether contemplated, pending or final, in the assessment of any part of Property by taxing authorities or in the zoning classification; (c) the actual or threatened commencement of any proceedings under condemnation or eminent domain affecting any part of the Property, including those proceedings relating to severance and consequential damage and change in grade of streets, copies of any and all papers served in connection with any such proceedings to be delivered to Lender upon such service; and (d) any other action, whether contemplated (when known to Grantor), pending or final, by any public authority or otherwise, that could affect the value of any part of the Property.

6.12           Grantor shall not suffer or permit any change in the general nature of the occupancy of the Property, without the prior written consent of Lender.

6.13           Grantor shall not grant any easement or dedication, file or record any plat, condominium declaration or restriction, or initiate or acquiesce in any zoning reclassification or similar changes in applicable laws, rules and ordinances, without the prior written consent of Lender.

6.14           Grantor shall not make or permit any use of the Property that could with the passage of time result in the creation of any right of user, or any claim of adverse possession or easement on, to or against any part of the Property in favor of any person or the public.

6.15           Grantor shall maintain all operating, deposit and similar accounts relating to the Property and all escrow and reserve accounts required hereunder with Lender.

6.16           Grantor shall not enter into any Lease (or any binding letter of intent or binding term sheet with respect thereto) without obtaining the prior written consent of Lender, including, but not limited to, Lender’s approval of the proposed tenant, the proposed guarantor, if any, rental rate, tenant improvement allowance (if applicable), term, the form of the proposed Lease, and the financial statements of the proposed tenant and the proposed guarantor, if required by Lender.

7.           Insurance.  Grantor shall procure and maintain policies of the insurance with standard extended coverage endorsements on a replacement basis for the full insurable value covering all Improvements on the Real Property in an amount sufficient to avoid application of any coinsurance clause, and with a standard mortgagee clause in favor of Lender, and a standard Lender Loss Payee clause in favor of Lender.  Grantor shall also procure and maintain comprehensive general liability insurance in such coverage amounts as Lender may request, but in any event in an amount of at least One Million Dollars ($1,000,000.00) per occurrence, Two Million Dollars ($2,000,000.00) aggregate, and Five Million Dollars ($5,000,000.00) umbrella policy, with Lender being named as additional insured in such liability insurance policies.  Additionally, Grantor shall maintain such other insurance, including but not limited to hazard, business interruption and boiler insurance as Lender may require.  Policies shall be written by such insurance companies and in such form as may be reasonably acceptable to Lender.  Grantor shall deliver to Lender certificates of coverage from each insurer containing a stipulation that coverage will not be cancelled or diminished without a minimum of thirty (30) days’ prior written notice to Lender, that there will be no cancellation due to non-payment of premiums without a minimum of ten (10) days’ prior written notice to Lender, and not containing any disclaimer of the insurer’s liability for failure to give such notice.  Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person.  Should the Real Property be located in an area designated by the Director of the Federal Emergency Management Agency as a special flood hazard area, Grantor agrees to obtain and maintain Federal Flood Insurance, if available, for the full unpaid principal balance of the Loan and any prior liens on the Property securing the Loan, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Lender, and to maintain such insurance for the term of the Loan.

Upon request of Lender, however, not more than once a year, Grantor shall furnish to Lender a report on each existing policy of insurance showing:  (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the property insured, the then current replacement value of such property, and the manner of determining that value; and (e) the expiration date of the policy.  Grantor shall, upon request of Lender, have an independent appraiser satisfactory to Lender determine the cash value replacement cost of the Property.

Unless Grantor provides Lender with evidence of the insurance coverage required hereunder at least thirty (30) days before the expiration of any existing policy or policies, with evidence of premium paid, Lender may purchase insurance at Grantor’s expense to protect Lender’s interests in the collateral. The insurance may, but need not, protect Grantor’s interests. The coverage that Lender purchases may not pay any claim that Grantor makes or any claim that is made against Grantor in connection with the collateral. Grantor may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Grantor has obtained insurance as required by their agreement. If Lender purchases insurance for the collateral, Grantor shall be responsible for the costs of that insurance, including interest and any other charges Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to Grantor’s total outstanding balance or obligation. The costs of the insurance purchased by Lender may be more than the cost of the insurance Grantor may be able to obtain on Grantor’s own.

8.           Application of Proceeds of Insurance.  Grantor shall promptly notify Lender of any loss or damage to the Property.  Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty.  Whether or not Lender’s security is impaired, Lender may, at Lender’s election, receive and retain the proceeds of any insurance and apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Property, or the restoration and repair of the Property.  If Lender elects to apply the proceeds to restoration and repair, Grantor shall repair or replace the damaged or destroyed Improvements in a manner satisfactory to Lender.  Lender shall, upon satisfactory proof of such expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration if Grantor is not in default under this Mortgage.  Any proceeds which have not been disbursed within one hundred eighty (180) days after their receipt and which Lender has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Lender under this Mortgage, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness.  If Lender holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Grantor as Grantor’s interests may appear.

9.           Condemnation.  If any proceeding in condemnation is commenced, Grantor shall promptly notify Lender in writing, and Grantor shall promptly take such steps as may be necessary to defend the action and obtain the award.  Grantor may be nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of its own choice.  Grantor will deliver or cause to be delivered to Lender such instruments and documentation as may be required by Lender from time to time to permit such participation.  If all or any part of the Property is condemned by eminent domain proceedings or by any proceeding or purchase in lieu of condemnation, or if all or any part of the Property is sold in lieu of condemnation, Lender may at its election require that all or any portion of the net proceeds of the award or sale be applied to the Indebtedness or the repair or restoration of the Property.  If Lender requires that all or any portion of the net proceeds of the award or sale be applied to the repair or restoration of the Property, and if the net proceeds of the award or sale are insufficient to cover the cost of rebuilding or restoration, Grantor shall pay such cost in excess of the net proceeds of the award before being entitled to any reimbursement out of such net proceeds.  Any surplus which may remain out of such net proceeds after payment of such cost of rebuilding or restoration shall, at the option of Lender, be applied on account of the Indebtedness or be paid to any other party entitled thereto.  In any event, so long as any portion of the Indebtedness remains unpaid, Grantor shall commence rebuilding or restoration of any remaining portion of the Property promptly after the taking and shall diligently pursue the same to completion.  The net proceeds of the award or sale shall mean the award or sale after payment of all reasonable costs, expenses, and attorneys’ fees incurred by Lender in connection with the condemnation or sale in lieu of condemnation.

10.           Disbursement of Insurance or Eminent Domain Proceeds.  In addition to the provisions of Sections 8 and 9, the following provisions shall control the disbursement of insurance and condemnation proceeds:

10.1           Before commencing to repair, restore or rebuild following a condemnation action or deed in lieu thereof or damage to, or destruction of, all or a portion of the Property, whether by fire or other casualty or condemnation, Grantor shall obtain from Lender its approval of all site and building plans and specifications pertaining to such repair, restoration or rebuilding.

10.2           Prior to each payment or application of any insurance or condemnation proceeds to the repair or restoration of the Improvements upon the Property to the extent permitted in Section 8 or 9 above (which payment or application may be made, at Lender’s option, through an escrow with a title insurance company, the terms and conditions of which are satisfactory to Lender and the cost of which is to be borne by Grantor), Lender shall be entitled to be satisfied as to the following:

  10.2.1              Either (A) such Improvements have been fully restored, or (B) the expenditure of money as may be received from such insurance proceeds or condemnation award will be sufficient to repair, restore or rebuild the Property, free and clear of all  liens, claims and encumbrances, except the lien of this Mortgage and the Permitted Encumbrances under this Mortgage, or, in the event such insurance proceeds or condemnation award shall be insufficient to repair, restore and rebuild the Property, Grantor has deposited with Lender such amount of money which, together with the insurance proceeds or condemnation award, shall be sufficient to restore, repair and rebuild the Property; and

  10.2.2              Prior to each disbursement of any such proceeds held by Lender in accordance with the terms of this Section for the cost of any repair, restoration or rebuilding, Lender shall be furnished with a statement of Lender’s architect (the cost of which shall be borne by Grantor), certifying the extent of the repair and restoration completed to the date thereof, and that such repairs, restoration, and rebuilding have been performed to date in conformity with the plans and specifications approved by Lender and all statutes, regulations or ordinances (including building and zoning ordinances) affecting the Property and all private restrictions binding on the Property; and Lender shall be furnished with appropriate evidence of payment for labor or materials furnished to the Property, and total or partial lien waivers substantiating such payments.

10.3           Prior to the payment or application of insurance proceeds to the repair, restoration or rebuilding of the Improvements upon the Property to the extent permitted in Section 8 above, there shall have been delivered to Lender the following:

  10.3.1              A waiver of subrogation from any insurer with respect to Grantor or the then owner or other insured under the policy of insurance in question; and

  10.3.2              Such plans and specifications, such payment and performance bonds and such insurance, in such amounts, issued by such company or companies and in such forms and substance, as are required by Lender.

10.4           In the event Grantor shall fail to restore, repair or rebuild the Improvements upon the Property within a time deemed satisfactory by Lender, then Lender, at its option, may commence and perform all necessary acts to restore, repair or rebuild the said Improvements for or on behalf of Grantor.  In the event insurance proceeds or condemnation proceeds shall exceed the amount necessary to complete the repair, restoration or rebuilding of the Improvements upon the Property, such excess shall be applied on account of the Grantor’s obligation of unpaid principal balance of the Note irrespective of whether such balance is then due and payable.

10.5           In the event Grantor commences the repair or rebuilding of the Improvements located on the Property, but fails to comply with the conditions precedent to the payment or application of proceeds set forth in this Section 10, or Grantor shall fail to restore, repair or rebuild the Improvements upon the Property after receipt of insurance proceeds from Lender within a time reasonably deemed satisfactory by Lender, and if Lender does not restore, repair or rebuild the said Improvements as provided above, then such failure of Grantor shall constitute an Event of Default.

10.6           Grantor agrees to pay all costs and expenses incurred by Lender pursuant to the provisions of this Section, including, but not limited to legal fees and title insurance costs.

10.7           The maturity date of the Note shall not be deemed to be extended as the result of the application of the insurance or condemnation proceeds.

11.           Imposition of Taxes, Fees and Charges by Governmental Authorities.  Upon request by Lender, Grantor shall execute such documents in addition to this Mortgage and take such other actions as requested by Lender to perfect and continue Lender’s lien on the Real Property or any other Property.  Grantor shall reimburse Lender for all taxes, as described below, together with all expenses incurred in recording, perfecting or continuing this Mortgage, including without limitation all taxes, fees, documentary stamps, and other charges for recording or registering this Mortgage.  The following shall constitute taxes to which this Section applies:  (1) a specific tax upon this type of Mortgage or upon all or any part of the Indebtedness secured by this Mortgage; (2) a specific tax on Grantor which Grantor is authorized or required to deduct from payments on the Indebtedness secured by this type of Mortgage; (3) a tax on this type of Mortgage chargeable against the Lender or the holder of the Note; (4) a specific tax on all or any portion of the Indebtedness or on payments of principal and interest made by Grantor; and (5) mortgage registry tax due pursuant to Minn. Stat. Chpt. 287.  If any tax to which this Section applies is enacted subsequent to the date of this Mortgage, this event shall have the same effect as an Event of Default, and Lender may exercise any or all of its available remedies for an Event of Default as provided below unless Grantor either: (i) pays the tax before it becomes delinquent; or (ii) contests the tax as provided above in the Taxes and Liens Section and deposits with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender.

12.           Hold Harmless.  Grantor shall save the Lender harmless from and indemnify Lender for and against all loss, liability, damages, costs and expenses, including reasonable attorney’s fees, incurred by reason of any action, suit, proceeding, hearing, motion or application before any Court or administrative body in and to which Lender may be or become a party by reason hereof, including but not limited to condemnation, bankruptcy, probate and administrative proceedings, as well as any other of the foregoing wherein proof of claim is by law required to be filed or in which it becomes necessary to defend or uphold the terms of and the lien created by this Mortgage, unless caused by the malicious act or omission or gross negligence of Lender, and all money paid or expended by Lender in that regard, together with interest thereon from date of such payment at the Note Rate including the Default Rate Margin (as such terms are defined in the Note) shall be so much additional Indebtedness secured hereby and shall be immediately and without notice due and payable to Lender.

13.           Lender’s Performance and Expenditures.  If any action or proceeding is commenced that would materially affect Lender’s interest in the Property or if Grantor fails to comply with any provision of this Mortgage or any Loan Documents, including but not limited to Grantor’s failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Mortgage or any Loan Documents, Lender on Grantor’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all Taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Property and paying all costs for insuring, maintaining and preserving the Property.  All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor.  All such expenses will become a part of the Indebtedness and, at Lender’s option, will: (a) be payable on demand; (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either: (i) the term of any applicable insurance policy; or (ii) the remaining term of the Note; or (c) be treated as a balloon payment which will be due and payable upon the maturity of the Note.  This Mortgage also secures payments of such amounts.  Such rights shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

14.           Lender’s Reliance in Making Payments.  Lender, in making any payment herein and as hereby authorized: (a) relating to Taxes, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the validity or accuracy thereof; and (b) relating to any prior lien or title or claim thereof, may do so without inquiry as to the validity or amount of any such prior lien or title or claim which may be asserted; and (c) may do so whenever, in its sole judgment, such payment or payments shall seem necessary or desirable to protect the security created by this Mortgage; provided, however, that in connection with any such payment as aforesaid, Lender, at its option, may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the expense of which shall be repayable by the Grantor upon demand and shall be secured hereby.

15.           Acknowledgment by Grantor.  Grantor, within fifteen (15) days after Lender’s request, shall furnish a written statement, duly acknowledged, of the amount due upon this Mortgage and whether any alleged offsets or defenses exist against the Indebtedness secured by this Mortgage.

16.           Assignment of Rents and Leases.  All right, title and interest of the Grantor in and to all present Leases affecting the Property, and including and together with: (a) any and all future Leases upon all or any part of the Property; (b) all of the Rents from or due or arising out of the Property; and (c) all deposits given as security for the faithful performance of each of such Leases and all guaranties of any or all of such Leases, are hereby assigned simultaneously herewith to the Lender as security for the payment of the Note.  All Leases affecting the Property shall be submitted by the Grantor to the Lender for its approval prior to the execution thereof.  All approved and executed Leases shall, at Lender’s option, be specifically assigned to Lender by instrument in form satisfactory to Lender.  All or any such Leases shall be subordinate to this Mortgage.  Grantor, as lessor under such Leases, shall comply with all material provisions in such Leases with which the lessor is required to comply, and shall faithfully and fully enforce all material terms and conditions of such Leases.  If Grantor shall not comply with or enforce each such Lease, Lender may (without being required to), after ten (10) days prior written notice to Grantor, perform and enforce such Leases, and all amounts expended by Lender in connection therewith shall be immediately due Lender and shall be secured by the lien hereof.  Grantor has on the date hereof executed and delivered to Lender an Assignment of Leases and Rents (“Assignment of Leases and Rents”), which Assignment is a document separate and distinct from this Mortgage, and is not secondary to, but is on a parity and of equal dignity with this Mortgage and the provisions herein are intended to, and shall be interpreted to, supplement the terms and provisions set forth in the Assignment of Leases and Rents.  The foregoing assignment and all related provisions set forth in this Mortgage shall in no way limit the related provisions set forth in the Assignment of Leases and Rents.

17.           Change in Ownership or Other Transfers.  Lender may, at Lender’s option, declare immediately due and payable all sums secured by this Mortgage upon the sale, assignment or transfer, without Lender’s prior written consent (which may be withheld or conditioned in Lender’s sole and absolute discretion), of all or any part of the Real Property, or any interest in the Real Property.  A “sale, assignment or transfer” means the conveyance of the Real Property or any right, title or interest in the Real Property; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest (other than as approved in accordance with Section 6.16 hereof), lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of an interest in the Real Property; provided, however, that any lease approved by Lender in accordance with Section 6.16 hereof shall not constitute a “sale, assignment or transfer” for purposes of this Section.  In the event Lender’s consent is required for a sale, assignment or transfer hereunder and Grantor requests Lender to consent to a proposed sale, assignment or transfer, Grantor shall: (a) reimburse Lender, promptly upon request, for Lender’s reasonable attorneys’ fees incurred in reviewing the proposed request; and (b) pay to Lender, upon request, a reasonable processing fee determined by Lender at the time such request is made to compensate Lender for its time and consideration of reviewing the proposed transfer.

18.           Grantor Delivery Obligations.  In the event all or a part of the Premises are leased to a thrd party, then during the term of any third-party lease, Grantor agrees to furnish to Lender t least annually on or before January 31 of each year, and at any time upon Lender’s request, a current rent roll (including each tenant’s accurate name, notice/delivery address, and all relevant lease payment amounts) detailing the tenant and rental information effective as of the last day of the immediately preceding month, in form and detail reasonably acceptable to Lender.  All rent rolls shall be certified as true and correct by Grantor and shall be prepared at Grantor’s expense.  Notwithstanding the foregoing, Grantor shall not be required to deliver rent rolls in accordance with this Section for any period of time in which the Property is occupied by Grantor and no tenants occupy or have the right to occupy any portion of the Property for any portion of the then-current year or succeeding year(s).

19.           Acceleration of Indebtedness Upon Default.  Upon the occurrence of an Event of Default under any of the Loan Documents, the whole Indebtedness secured hereby shall, at the option of the Lender, and without notice, become immediately due and payable with reasonable attorneys’ fees, and thereupon, or at any time during the existence of any such default, Lender may proceed to foreclose this Mortgage as provided by law, anything hereinbefore or in the Note contained to the contrary notwithstanding and/or exercise any other right or remedy available to it under this Mortgage or the Note or any other document securing or evidencing the Indebtedness secured hereby.

20.           Appointment of Receiver.  Upon the occurrence of an Event of Default under any of the Loan Documents, Lender shall have the right to have a receiver appointed to take possession of all or any part of the Property and to collect the rents, issues, income and profits therefore, to care for and repair the Property, to improve the same when necessary or desirable, to lease and rent the Property or portions thereof (including Leases extending beyond the term of the receivership), and otherwise to use the Property and to exercise such other duties as may be fixed by the court.  Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of the Grantor at the time of application for such receiver, without the requirement of posting of any bond or security and without regard to the then value of the Property or whether the same shall be then occupied as a homestead or not.  Provided further, Grantor specifically agrees that the court may appoint a receiver without regard to the adequacy of Lender’s security or the solvency of Grantor or any guarantor of any of the Indebtedness and without regard to any other matters normally taken into account by courts in the discretionary appointment of receivers, it being the intention of Grantor hereby to authorize the appointment of a receiver whenever an Event of Default has occurred and Lender has requested the appointment of a receiver.  Grantor hereby agrees and consents to the appointment of the particular person or firm (including an officer or employee of Lender) designated by Lender as receiver and hereby waives its rights to suggest or nominate any person or firm as receiver in opposition to that designated by Lender.  The Lender hereunder or any holder of the Note may be appointed as such receiver, if permitted under applicable law.  Such receiver shall have (i) power to collect the Rents from the Property during the pendency of such foreclosure suit and, during the full statutory period of redemption, whether there be redemption or not, as well as during any further times when Grantor, except for the intervention of such receiver, would be entitled to collect such Rents, and (ii) all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Property during the whole of said period.  Any Rents (as defined herein and in the Assignment of Leases and Rents) shall be applied in accordance with applicable law and this Mortgage and the Assignment of Leases and Rents.

21.           Other Remedies.  Upon the occurrence of an Event of Default under any of the Loan Documents and at any time thereafter, Lender, at Lender’s option, may exercise any one or more of the following rights and remedies in addition to any other rights or remedies set forth in this Mortgage or otherwise provided by law:

21.1           With respect to all or any part of the Personal Property subject to the Uniform Commercial Code as adopted in the State of Minnesota (the “UCC”), Lender shall have all the rights and remedies of a secured party under the UCC.

21.2           Lender may obtain a judicial decree foreclosing Grantor’s interest in all or any part of the Property.

21.3           Foreclose this Mortgage by action or advertisement, pursuant to the statutes of the State of Minnesota in such case made and provided, power being expressly granted to sell the Property at public auction and convey the same to the purchaser in fee simple and, out of the proceeds arising from such sale, to pay all Indebtedness secured hereby with interest, and all legal costs and charges of such foreclosure and the maximum attorneys’ fees permitted by law, which costs, charges and fees the Grantor agrees to pay.

21.4           If permitted by applicable law, Lender may obtain a judgment for any deficiency remaining in the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Section.

21.5           If Grantor remains in possession of the Property after the Property is sold as provided above or Lender otherwise becomes entitle to possession of the Property upon default of Grantor, Grantor shall become a tenant at sufferance of Lender or the purchaser of the Property and shall either: (a) pay a reasonable rental for the use of the Property (as determined by Lender); or (2) vacate the Property immediately upon the demand of Lender.

21.6           To the extent permitted by applicable law, Grantor hereby waives any and all right to have the Property marshaled.  In exercising its rights and remedies, Lender shall be free to sell all or any part of the Property together or separately, in one sale or by separate sales, and to execute and deliver to the purchasers of the Property deeds of conveyance in accordance with applicable law.  Lender shall be entitled to bid at any public sale on all of any portion of the Property.

21.7           Lender shall give Grantor reasonable notice of the time and place of any public sale of the Personal Property or of the time after which any private sale or other intended disposition of the Personal Property is to be made.  Grantor agrees that reasonable notice shall mean notice given at least ten (10) days before the time of the sale or disposition.  Any sale of the Personal Property may be made in conjunction with any sale of the Real Property.

21.8           Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Mortgage, after Grantor’s failure to perform, shall not affect Lender’s right to declare an Event of Default and exercise its remedies.  Nothing under this Mortgage or otherwise shall be construed so as to limit or restrict the rights and remedies available to Lender following an Event of Default or in any way to limit or restrict the rights and ability of Lender to proceed directly against Grantor and/or against any other co-maker, guarantor, surety or endorser and/or to proceed against any other collateral directly or indirectly securing the Indebtedness.

21.9           Lender may in the name, place and stead of Grantor and without becoming a mortgagee in possession: (i) enter upon, manage and operate the Property or retain the services of one or more independent contractors to manage and operate all or any part of the Property; (ii) make, enforce, modify and accept surrender of any Leases; (iii) obtain or evict tenants, collect, sue for, fix or modify any rents and enforce all rights of Grantor under any Leases; and (iv) perform any and all other acts that may be necessary or proper to protect the security of this Mortgage.

Without limiting the foregoing, Grantor does hereby grant and confer upon Lender the fullest rights and remedies available for foreclosure of this Mortgage by action or by advertisement pursuant to Minnesota Statutes Chapters 580, 581 and 582, as said statutes may be amended from time to time, and pursuant to other applicable Minnesota laws and statutes, as amended, governing and authorizing mortgage foreclosures by action and by advertisement including, but not limited to, a grant to Lender of the power of sale; and the power of sale granted Lender in this Mortgage shall include, without limitation, the power of sale required to permit, at Lender’s option, lawful foreclosure of this Mortgage by advertisement in accordance with the statutes then made and provided.

This Mortgage also constitutes an assignment of leases and rents within the meaning of Minnesota Statutes Sections 559.17 and 576.01, and is intended to comply fully with the provisions thereof, and to afford Lender, to the fullest extent allowed by law, the rights and remedies of a mortgage lender or secured lender under those statutes.  In the event that Lender elects to exercise its remedies under said statutes, or any of said remedies, the terms and provisions of said statutes, as amended, governing the exercise of said remedies shall govern, control and take precedence over any contrary terms contained in this Mortgage or other Loan Documents.

The exercise by Lender of the statutory remedies referenced in this Section shall not constitute Lender a "mortgagee-in-possession" under Minnesota law, or give rise to any liability which might otherwise attach to Lender as a mortgagee-in-possession.

Anything in this Mortgage or other Loan Documents to the contrary notwithstanding, all Rents collected by Lender, its agent or a receiver under this Mortgage or the Assignment of Leases and Rents, if any, shall be held and applied as set forth in the Assignment of Leases.

22.           Expenses.  If Lender institutes any suit or action to enforce any of the terms of this Mortgage, Lender shall be entitled to recover such sum as the court may adjudge reasonable as attorneys’ fees at trial and upon any appeal.  Whether or not any court action is involved, all reasonable expenses Lender incurs that in Lender’s opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid.  Expenses covered by this Section include, without limitation, however subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including attorneys’ fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors’ reports, and appraisal fees and title insurance to the extent permitted by applicable law.  Grantor also will pay any court costs, in addition to all other sums provided by law.

23.           Maintenance of Property During Foreclosure.  Upon and after the occurrence of an Event of Default, Grantor hereby authorizes and empowers Lender, its successors and assigns:  (a) to pay all Taxes, that may have been or that thereafter during the period of redemption from the sale under such foreclosure may be levied or assessed upon any portion of the Property; (b) to keep the Improvements then existing upon the Property insured and to pay the premiums therefor as required hereunder during the period of redemption (if any) from the sale under such foreclosure; (c) to keep the Property in thorough repair as required hereunder during the period of redemption, if any, of the sale from such foreclosure; and (d) to enter the Property and allow its representatives to enter the Property and perform an environmental and/or property condition assessment (including inspections and sampling) to assess the condition of the Property and at Lender’s sole option, correct any conditions that Lender, in the exercise of its reasonable discretion deems necessary to comply with Environmental Laws and to keep the Property in thorough repair.  Grantor assigns to Lender the right from time to time in the name of the owner of the Property to file and prosecute an appeal or other protest of valuation of the Property or the Taxes imposed upon the Property.  Grantor hereby agrees to, ratifies and confirms any and all actions of Lender with respect to the Property taken under this Section.

24.           Security Agreement and Financing Statement.  This Mortgage is, pursuant to the UCC, a security agreement and financing statement with respect to that portion of the Property constituting fixtures and Personal Property.  Grantor hereby authorizes Lender to execute and file financing statements and continuation statements without the signature of Grantor if Lender shall determine that such are necessary or advisable in order to perfect Lender’s security interest in such fixtures and Personal Property and hereby authorizes Lender to execute financing statements to further evidence and secure Lender’s interest in such fixtures and Personal Property and shall pay to Lender on demand any expenses incurred by Lender in connection with the preparation, execution and filing of such statements and any continuation statements that may be filed by Lender.  Upon the occurrence of any Event of Default, Lender may, at its option, sell or otherwise dispose of such fixtures and Personal Property by public or private proceedings, separate from or together with the sale of the Property, in accordance with the provisions of the UCC, and Lender may with respect to such fixtures and Personal Property, exercise any other rights or remedies of a secured party under the UCC.  Unless such fixtures and Personal Property are perishable or threaten to decline speedily in value or are of a type customarily sold on a recognized market, Lender shall give Grantor at least ten (10) days prior written notice of the time and place of any public sale of such fixtures or other intended disposition thereof.  Upon occurrence of any Event of Default, the Lender reserves the option, pursuant to the appropriate provisions of the UCC to proceed with respect to such fixtures and Personal Property as part of the Property in accordance with its rights and remedies with respect to the Property, in which event the default provisions of the UCC shall not apply.

This Mortgage shall be deemed to be a fixture financing statement within the meaning of the UCC and for such purpose, the following information is given:

Name and address of Debtor:	WSI Industries, Inc. 213 Chelsea Road Monticello, MN 55362

Type of organization:	corporation

Jurisdiction of organization:	Minnesota

Organization ID No.:	K-680

Name and address of Secured Party:	BMO Harris Bank N.A. 50 South Sixth Street, Suite 1000 Minneapolis, MN 55402

Description of the types (or items) of property covered by this Financing Statement:	All Property and collateral described in the Granting Clauses I through VI above (or which Debtor has otherwise granted Lender a security interest in), which is subject to the UCC

Description of real estate to which the collateral is attached or upon which it is or will be located:	Those certain tracts of land, described on Exhibit A

Record owner of real estate to which the collateral is attached or upon which it is or will be located:	Grantor

Some of the above-described collateral is or is to become fixtures upon the above described real estate and this Mortgage is to be filed for record in the public real estate records of the county or counties in which the fixtures are, or are to be, located.

25.           Full Performance; Satisfaction.  If Grantor pays all the Indebtedness, including without limitation all future advances, when due, and otherwise performs all the obligations imposed upon Grantor under this Mortgage, Lender shall execute and deliver to Grantor a suitable satisfaction of this Mortgage and suitable statements of termination of any financing statement on file evidencing Lender’s security interest in the Rents and the Personal Property.  Grantor will pay, if permitted by applicable law, any reasonable termination fee as determined by Lender from time to time.

26.           No Waiver.  Lender shall not be deemed to have waived any rights under this Mortgage unless such waiver is given in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Lender of a provision of this Mortgage shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Mortgage.  No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor’s obligations as to any future transactions.  Whenever the consent of Lender is required under this Mortgage, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.  The failure of the Lender to exercise its option for acceleration of maturity and/or foreclosure following an Event of Default or to exercise any other option granted to the Lender hereunder in any one or more instances, or the acceptance by Lender of partial payments hereunder shall not constitute a waiver of any such default, nor extend or affect the grace period, if any, but such option shall remain continuously in force.  Acceleration of maturity once claimed hereunder by Lender may, at the option of Lender, be rescinded by written acknowledgment to that effect by the Lender, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity, nor extend or affect the grace period, if any.

27.           Cumulative Rights and Remedies.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Mortgage, after Grantor’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.  Nothing under this Mortgage or otherwise shall be construed so as to limit or restrict the rights and remedies available to Lender following an Event of Default or in any way to limit or restrict the rights and ability of Lender to proceed directly against Grantor and/or against any other co-maker, guarantor, surety or endorser and/or to proceed against any other collateral directly or indirectly securing the Indebtedness.

28.           Survival of Representations and Warranties.  All representations, warranties, and agreements made by Grantor in this Mortgage shall survive the execution and delivery of this Mortgage, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor’s Indebtedness shall be paid in full.

29.           No Effect on Liability.  In the event the Lender: (a) releases any part of the security described herein or any person liable for any Indebtedness secured hereby; (b) grants one or more renewals, modifications or extensions of the Note for any period or periods of time; (c) takes other or additional security for the payment thereof; or (d) waives or fails to exercise any right granted herein or in the Note, said act or omission shall not release the Grantor, subsequent purchasers of the Property or any part thereof, or makers, Guarantors or sureties of this Mortgage or of the Note, under any covenant of this Mortgage or of the Note or Loan Documents, nor preclude the Lender from exercising any rights, powers or privileges herein granted or intended to be granted in the event of any default then made or any subsequent default.

30.           No Merger.  There shall be no merger of the interest or estate created by this Mortgage with any other interest or estate in the Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

31.           Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, postage prepaid, or with Federal Express or a similar nationally known overnight delivery service, addressed as follows or to such address or other address as may be hereafter notified by the respective parties hereto:

Grantor:	WSI Industries, Inc., 213 Chelsea Road Monticello, MN 55362 Attention: Vice President/Chief Financial Officer

Lender:	BMO Harris Bank N.A. 50 South Sixth Street, Suite 1000 Minneapolis, MN 55402 Attention: Commercial Lending

With a copy to:	Robert D. Lucas, Esq. Thomsen & Nybeck P.A. 3600 American Boulevard West, Suite 400 Bloomington, MN 55436

32.           Governing Law.  This Mortgage will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Minnesota without regard to its conflicts of law provisions  This Mortgage has been accepted by Lender in the State of Minnesota.

33.           Covenants Run with the Land.  All the covenants hereof shall run with the land.

34.           Time is of the Essence.  Time is of the essence in the performance of this Mortgage specifically including, but not limited to, all of Grantor’s obligations to pay the Indebtedness and other monetary sums hereunder and pursuant to the Note.

35.           Binding on Successors and Assigns.  Subject to any limitations stated in this Mortgage on transfer of Grantor’s interest, this Mortgage shall be binding upon and inure to the benefit of the parties, their successors, assigns, heirs, administrators and executors.  If ownership of the Property becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor’s successors with reference to this Mortgage and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Mortgage or liability under the Indebtedness.

36.           Captions.  The captions of various Sections of this Mortgage are for convenience only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions thereof.

37.           Amendments.  This Mortgage may not be amended or altered in any manner other than by a writing signed by the party sought to be charged or bound thereby.

38.           Further Assurances – Recording and Filing.  At any time, and from time to time, upon request of Lender, Grantor will make, executed and deliver, or will cause to be made, executed or delivered, to Lender or to Lender’s designee, and when requested by Lender, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Lender may deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurances, certificates, and other documents as may, in the sole opinion of Lender, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve: (a) Grantor’s obligations under the Note, this Mortgage, and the Loan Documents; and (b) the liens and security interests created by this Mortgage as first and prior liens on the Property, whether now owned or hereafter acquired by Grantor.  Unless prohibited by law or Lender agrees to the contrary in writing, Grantor shall reimburse Lender for all costs and expenses incurred in connection with the matters referred to in this Section.

If Grantor fails to do any of the things referred to in this Section, Lender may do so for and in the name of Grantor and at Grantor’s expense.  For such purposes, Grantor hereby irrevocably appoints Lender as Grantor’s attorney-in-fact for the purposes of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in Lender’s sole opinion, to accomplish the matters referred to in this Section.

39.           Lender’s Lien for Service Charges and Expenses.  At all times, regardless of whether any Loan proceeds have been disbursed, this Mortgage secures (in addition to any Loan proceeds disbursed from time to time) the payment of any and all Loan commissions, service charges, liquidated damages, expenses, and advances due to or incurred by the Lender in connection with the Loan to be secured hereby.

40.           Invalidity.  If a court of competent jurisdiction finds any provision of this Mortgage to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid or unenforceable as to any other circumstance.  If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable.  If the offending provision cannot be so modified, it shall be considered deleted from this Mortgage.  Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Mortgage shall not affect the legality, validity or enforceability of any other provision of this Mortgage.

41.           Business Purposes.  Grantor covenants and agrees that the Indebtedness secured by this Mortgage, and the proceeds of such Indebtedness, are for business purposes only.

42.           Grantor’s Receipt.  Grantor hereby acknowledges receipt of a true and correct copy of this instrument.

43.           Books and Records to be Kept by Grantor.  Grantor will keep accurate books and records in accordance with generally accepted accounting practices consistently applied in which full, true and correct entries shall be promptly made as to all operations on or relative to the Property, and will permit all such books or records to be inspected by the Lender and/or its duly authorized representatives at all times during reasonable business hours and if, and as often as, reasonably requested by the Lender, Grantor will make reports of operations in such form as the Lender prescribes, setting out full data as to the net revenues of the Property.

44.           Maturity.  The latest maturity date for any of the Indebtedness evidenced by any Loan Document secured by this Mortgage is May 8, 2018.

IN WITNESS WHEREOF, this Amended and Restated Real Estate Mortgage Security Agreement and Financing Statement has been executed and delivered at Minneapolis, Minnesota, on the day, month and year first above written.

GRANTOR:

WSI INDUSTRIES, INC., a Minnesota corporation

By:
Name:        Paul D. Sheely
Title:          Vice President/Chief Financial Officer

STATE OF MINNESOTA                  )

) ss.
COUNTY OF HENNEPIN                   )

On this ________ day of May, 2013 before me appeared Paul D. Sheely the Vice President/Chief Financial Officer of WSI Industries, Inc., a Minnesota corporation to me personally known to be the person described in and who executed the foregoing instrument and acknowledged that he executed the same on behalf of the corporation.

Notary Public

MORTGAGEE:

BMO HARRIS BANK N.A., a national banking association, successor by merger to M&I Marshall & Ilsley Bank and to Excel Bank Minnesota

By:           ___________________________
Name:      ___________________________
Title:          __________________________

STATE OF MINNESOTA                       )
    ) ss.
COUNTY OF  HENNEPIN                       )

This instrument was acknowledged before me this          day of May, 2013, by                                                     , the                                                     of BMO Harris Bank N.A., a national banking association, successor by merger to M&I Marshal & Ilsley Bank, and to Excel Bank Minnesota, on its behalf.

Notary Public

THIS INSTRUMENT DRAFTED BY:

Robert D. Lucas, Esq.
Thomsen & Nybeck, P.A.
3600 American Boulevard West, Suite 400
Bloomington, MN 55436
952-835-7000

EXHIBIT A

Legal Description

Lot 1, Block 1, Remmele Addition, Wright County, Minnesota

EXHIBIT B

Permitted Encumbrances

1.	Drainage and utility easements as shown on the recorded plat of Remmele Addition.

2.	Limitation of access to Interstate Highway 94 acquired by the State of Minnesota as evidenced by Final Certificate dated October 18, 1973, recorded November 7, 1973, in Book 258 of Deeds, Page 536.

3.	Communications and systems easement in favor of AT&T Communications of the Midwest, Inc., as contained in Grant dated September 1, 1989, recorded September 1, 1989, in Book 96 of Misc., Page 111.

4.	Slope easement in favor of the City of Monticello as contained in Agreement dated July 16, 1990, recorded July 16, 1990, in Book 98 of Misc., Page 160, as Document No. 476134.